Exhibit 10.3

SECOND AMENDMENT TO SERVICES AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of July 1, 2017 (the “Effective Date”) by and between JLS Ventures, LLC, a Puerto Rico limited liability company (“JLS”) and ImmuDyne, Inc., a corporation with a place of business 50 Spring Meadow Road, Mt. Kisco, NY 10549 (“Company”).

WHEREAS, the Parties entered into the Services Agreement dated April 1, 2016, and the First Amendment To Services Agreement dated December 31, 2016, and now the Parties desire to enter into this separate three year incentivized Second Amendment to Services Agreement for the mutual benefit of the Parties;

NOW THEREFORE, it is agreed that the following additional compensation and performance conditions of the Services Agreement are contained in this Second Amendment. It is clearly understood by the Parties that the following are each one time issuances, and that the milestones of actual cash to Immudyne Inc. listed below must be achieved during the three year term (from July 1, 2017 to June 30, 2020) of this Agreement:

1.       The Company shall issue 900,000 shares of IMMD common stock to JLS upon execution of this Agreement.

2.       Upon receipt by Immudyne, Inc. of $4,000,000 in actual cash from Immudyne PR to Immudyne, Inc., JLS shall be issued a (one-time only) ten year option to buy 1,500,000 shares of Immudyne, Inc. at $0.25 (including a cashless exercise feature). It is understood by the Parties that the total issuance (regarding this $4,000,000 milestone) is capped at a total of 1,500,000 options.

3.       Upon receipt by Immudyne, Inc. of $5,000,000 in actual cash from Immudyne PR to Immudyne, Inc., JLS shall be issued a (one-time only) ten year option to buy 1,500,000 shares of Immudyne, Inc. at $0.25 (including a cashless exercise feature). It is understood by the Parties that the total issuance (regarding this $5,000,000 milestone) is capped at a total of 1,500,000 options.

4.       Upon receipt by Immudyne, Inc. of $6,000,000 in actual cash from Immudyne PR to Immudyne, Inc., JLS shall be issued a (one-time only) ten year option to buy 1,500,000 shares of Immudyne, Inc. at $0.35 (including a cashless exercise feature). It is understood by the Parties that the total issuance (regarding this $6,000,000 milestone) is capped at a total of 1,500,000 options.

5.       Upon receipt by Immudyne, Inc. of $7,000,000 in actual cash from Immudyne PR to Immudyne, Inc., JLS shall be issued a (one-time only) ten year option to buy 1,500,000 shares of Immudyne, Inc. at $0.35 (including a cashless exercise feature). It is understood by the Parties that the total issuance (regarding this $7,000,000 milestone) is capped at a total of 1,500,000 options.

All other terms of the Services Agreement and the First Amendment to the Services Agreement remain in effect, and to the extent not superseded by this Agreement, are incorporated into this Agreement by reference.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same document. This Agreement may be executed via facsimile or electronic signature, and each such facsimile copy, electronic signature or counterpart shall be deemed an original.

JLS Initials _________ Company Iznitials _________

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The parties represent and warrant that, on the date first written above, they are authorized to enter into this Agreement in its entirety and duly bind their respective principals by their signatures below.

EXECUTED as of the date first written above.

JLS Ventures, LLC (“JLS”)		Immudyne, Inc. (“Company”)

By:	/s/ Justin Schreiber	By:	/s/ Mark McLaughlin
	Title: President		Title: President and Chief Executive Officer

	Date signed: 7/14/2017		Date signed: 7/14/2017

JLS Initials _________ Company Initials _________

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